                                                                  EXHIBIT 10.16




                            STOCK PURCHASE AGREEMENT

                           DATED AS OF APRIL 4, 1996

                                    BETWEEN

                                 LUNENBURG S.A.

                                      AND

                                JT STORAGE, INC.

                               TABLE OF CONTENTS

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                                                                         PAGE
ARTICLE I
PURCHASE AND SALE OF HOLDING COMPANY STOCK  . . . . . . . . . . . . . . .   1
  1.1  Purchase and Sale of Holding Company Stock . . . . . . . . . . . .   1
  1.2  Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER
RELATING TO THE HOLDING COMPANY STOCK AND MODULER SHARES  . . . . . . . .   2
  2.1  Due Authorization and Execution  . . . . . . . . . . . . . . . . .   2
  2.2  Ownership of Stock . . . . . . . . . . . . . . . . . . . . . . . .   2
  2.3  Capitalization and Corporate Records.  . . . . . . . . . . . . . .   2

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER
RELATING TO THE PANAMA HOLDING COMPANIES AND MODULER  . . . . . . . . . .   3
  3.1  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  3.2  Dividends and Distributions. . . . . . . . . . . . . . . . . . . .   3
  3.3  Financial Statements . . . . . . . . . . . . . . . . . . . . . . .   3
  3.4  Financial Condition of the Panama Holding Companies. . . . . . . .   4
  3.5  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . .   4
  3.6  Absence of Certain Changes . . . . . . . . . . . . . . . . . . . .   4
  3.7  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  3.8  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  3.9  Consents, Violations and Authorizations  . . . . . . . . . . . . .   5
  3.10 Agreements, Contracts, Commitments and Leases  . . . . . . . . . .   6
  3.11 Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  3.12 Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  3.13 Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . .   8
  3.14 Proprietary Property . . . . . . . . . . . . . . . . . . . . . . .   8
  3.15 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
  3.16 Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . .   9
  3.17 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . .   9
  3.18 Employees and Labor Contracts  . . . . . . . . . . . . . . . . . .   9
  3.19 Fees, Commissions and Expenses . . . . . . . . . . . . . . . . . .  10
  3.20 Environmental Laws and Regulations.  . . . . . . . . . . . . . . .  10
  3.21 Product Warranties . . . . . . . . . . . . . . . . . . . . . . . .  11
  3.22 Transactions with Affiliates . . . . . . . . . . . . . . . . . . .  11
  3.23 Conditions Affecting Moduler . . . . . . . . . . . . . . . . . . .  11
  3.24 Acquisition for Investment . . . . . . . . . . . . . . . . . . . .  11
  3.25 Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . .  12





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
                           TABLE OF CONTENTS (CONT'D)

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
ARTICLE IV
REPRESENTATIONS AND
WARRANTIES OF THE BUYER . . . . . . . . . . . . . . . . . . . . . . . . .   12
  4.1  Due Authorization and Execution  . . . . . . . . . . . . . . . . .   12
  4.2  Organization and Capitalization of the Buyer.  . . . . . . . . . .   12
  4.3  Financial Information  . . . . . . . . . . . . . . . . . . . . . .   13
  4.4  Consents, Violations and Authorizations  . . . . . . . . . . . . .   13
  4.5  Fees, Commissions and Expenses . . . . . . . . . . . . . . . . . .   14
  4.6  Purchase for Investment  . . . . . . . . . . . . . . . . . . . . .   14
  4.7  Shareholder Agreements . . . . . . . . . . . . . . . . . . . . . .   14
  4.8  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . .   14
  4.9  Known Operations.  . . . . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE V
CONDUCT OF BUSINESS PENDING CLOSING . . . . . . . . . . . . . . . . . . .   14
  5.1  Ordinary Course  . . . . . . . . . . . . . . . . . . . . . . . . .   15
  5.2  No Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . .   15
  5.3  No Dispositions  . . . . . . . . . . . . . . . . . . . . . . . . .   15
  5.4  Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  5.5  Mortgages, Liens and Other Encumbrances  . . . . . . . . . . . . .   15
  5.6  Waiver of Rights . . . . . . . . . . . . . . . . . . . . . . . . .   15
  5.7  Material Agreements  . . . . . . . . . . . . . . . . . . . . . . .   15
  5.8  Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . .   15
  5.9  Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  5.10 No Stock Issuances . . . . . . . . . . . . . . . . . . . . . . . .   15
  5.11 No Charter Amendments  . . . . . . . . . . . . . . . . . . . . . .   15
  5.12 Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  5.13 Actions Taken at the Direction of Buyer  . . . . . . . . . . . . .   16

ARTICLE VI
CONDITIONS TO THE OBLIGATIONS
OF THE BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  6.1  Representations and Warranties of the Seller . . . . . . . . . . .   16
  6.2  Opinion of Counsel for the Seller  . . . . . . . . . . . . . . . .   16
  6.3  Absence of Litigation or Investigation . . . . . . . . . . . . . .   16
  6.4  Requisite Approvals  . . . . . . . . . . . . . . . . . . . . . . .   16
  6.5  Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . .   16

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
ARTICLE VII
CONDITIONS TO THE OBLIGATIONS OF
THE SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  7.1  Representations and Warranties of the Buyer  . . . . . . . . . . .   17
  7.2  Opinion of Counsel for the Buyer . . . . . . . . . . . . . . . . .   17
  7.3  Absence of Litigation or Investigation . . . . . . . . . . . . . .   17
  7.4  Requisite Approvals  . . . . . . . . . . . . . . . . . . . . . . .   17
  7.5  Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . .   17
  7.6  Registration Rights  . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE VIII
SURVIVAL; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .   17
  8.1  Survival of Representations and Warranties and Related Agreements    17
  8.2  General Indemnification  . . . . . . . . . . . . . . . . . . . . .   18
  8.3  Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  8.4  Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE IX
ADDITIONAL COVENANTS OF THE PARTIES . . . . . . . . . . . . . . . . . . .   19
  9.1  Noncompetition . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  9.2  Access by Buyer and Agents . . . . . . . . . . . . . . . . . . . .   19
  9.3  Availability of Records to the Seller  . . . . . . . . . . . . . .   19

ARTICLE X
CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  10.1 Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  10.2 Deliveries at Closing  . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE XI
TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  11.1 Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  11.2 Procedure Upon Termination . . . . . . . . . . . . . . . . . . . .   20

ARTICLE XII
GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  12.1 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  12.2 Certain Filings and Consents . . . . . . . . . . . . . . . . . . .   21
  12.3 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .   21
  12.4 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  12.5 Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22





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
                           TABLE OF CONTENTS (CONT'D)

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
  12.6   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .   22
  12.7   Amendment and Modification . . . . . . . . . . . . . . . . . . .   22
  12.8   Waiver of Compliance . . . . . . . . . . . . . . . . . . . . . .   22
  12.9   Gender; Number . . . . . . . . . . . . . . . . . . . . . . . . .   22
  12.10  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .   23
  12.11  Arbitration of Disputes  . . . . . . . . . . . . . . . . . . . .   23
  12.12  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                            STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of April 4, 1996, is entered into between LUNENBURG S.A., a Panama corporation (the "Seller"), and JT STORAGE, INC., a Delaware corporation (the "Buyer").

      This Agreement sets forth the terms and conditions upon which the Seller will sell to the Buyer, and the Buyer will purchase from the Seller, all of the outstanding shares of capital stock of (1) Asperal Holdings, Inc., a Panama corporation ("Asperal"), consisting of an aggregate of 500 shares of capital stock (such shares of Asperal being sold pursuant to this Agreement being sometimes herein referred to as the "Asperal Stock"), and (2) Dexar Holdings Inc., a Panama corporation ("Dexar"), consisting of 500 shares of capital stock (such shares of Dexar being sold pursuant to this Agreement being sometimes herein referred to as the "Dexar Stock"). Asperal and Dexar are sometimes herein collectively referred to as the "Panama Holding Companies," and the Asperal Stock and Dexar Stock is sometimes herein referred to collectively as the "Holding Company Stock."

      In consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I
                   PURCHASE AND SALE OF HOLDING COMPANY STOCK

      1.1 PURCHASE AND SALE OF HOLDING COMPANY STOCK. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 10.1), the Seller agrees to sell, transfer, and deliver the Holding Company Stock to the Buyer, and the Buyer agrees to purchase the Holding Company Stock from the Seller.

      1.2  CONSIDERATION.    The consideration for the sale, assignment,
transfer and delivery of the Holding Company Stock to Buyer (the "Purchase Price") shall be:

           (a) 1,911,673 shares (the "JTS Shares") of the Series A Preferred Stock, par value $.000001 per share (the "JTS Preferred"), of the Buyer;

           (b) a warrant to purchase 750,000 shares of the Common Stock of the Buyer (the "JTS Common Stock"), par value $.000001 per share, at an exercise price of $0.25 per share, in the form of Exhibit A hereto and subject to the terms and conditions thereof (the "JTS Warrant"); and

           (c) Buyer's agreement not to compete set forth in Section 9.1 below.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
            RELATING TO THE HOLDING COMPANY STOCK AND MODULER SHARES

      The Seller represents and warrants to and agrees with the Buyer that:

      2.1 DUE AUTHORIZATION AND EXECUTION. The Seller has the necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and, assuming due execution and delivery by the Buyer, constitutes a valid and binding obligation of the Seller enforceable against Seller in accordance with its terms.

      2.2 OWNERSHIP OF STOCK. The Seller is the lawful record and beneficial owner of the Holding Company Stock. Asperal and Dexar are each the lawful record and beneficial owner of 90,000 shares, rsp. 10/-, of Moduler Electronics (India) Pvt. Ltd. ("Moduler"). Such shares of outstanding capital stock of Moduler (being 180,000 shares in the aggregate and sometimes herein referred to as the "Moduler Shares") presently constitute 90% of the outstanding capital stock of Moduler, with the balance of the outstanding capital stock of Moduler consisting of 20,000 shares of capital stock, rsp. 10/-, owned of record by the persons identified in a schedule delivered by Seller to the Buyer prior to the date hereof. All of the Holding Company Stock and the Moduler Shares are duly and validly issued, fully paid and nonassessable, are free and clear of all liens, encumbrances, security agreements, equities, options, charges, restrictions and claims of every kind, and the Seller has full legal right, power and authority to sell, transfer and deliver the Holding Company Stock in accordance with the terms and subject to the conditions of this Agreement. The delivery to the Buyer of the Holding Company Stock pursuant to this Agreement will transfer to the Buyer valid title thereto, free and clear of any and all liens and adverse claims.

      2.3 CAPITALIZATION AND CORPORATE RECORDS. The authorized capitalization of Asperal consists of 500 shares of capital stock, of which all 500 shares are issued and outstanding consisting solely of the Asperal Stock held by the Seller. The authorized capitalization of Dexar consists of 500 shares of capital stock, of which all 500 shares are issued and outstanding consisting solely of the Dexar Stock held by the Seller. The authorized capitalization of Moduler consists of 200,000 shares of capital stock, rsp. 10/-, of which all 200,000 shares are issued and outstanding and held as described herein. There are no outstanding rights, options, warrants, subscription rights, conversion rights or other agreements or commitments for the purchase or acquisition from either of the Panama Holding Companies or Moduler of any shares of their respective capital stock or otherwise obligating either of the Panama Holding Companies or Moduler to issue any additional shares of its capital stock of any class. There are no preemptive rights to purchase new issuances of the capital stock of either of the Panama Holding Companies or Moduler nor are there any options or rights to purchase, or any rights of first refusal, with respect to the Holding Company Stock or the Moduler Shares. The Seller has delivered to the Buyer true and complete copies of the Articles of Incorporation (or equivalent charter document) and Bylaws (collectively, the "Charter Documents") of each of the Panama Holding Companies and Moduler, as currently in effect, all stock issuance and transfer records of each of the Panama Holding Companies and Moduler, and all written records reflecting proceedings of the Board of Directors and shareholders of each of the Panama Holding Companies and Moduler, including actions taken by written consent (such Charter Documents, stock records and written records of corporate proceedings are herein referred to as the "Corporate Records").


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
              RELATING TO THE PANAMA HOLDING COMPANIES AND MODULER

      The Seller represents and warrants to and agrees with the Buyer that:

      3.1 ORGANIZATION. Each of the Panama Holding Companies is a corporation duly incorporated, validly existing and in good standing under the laws of Panama. Moduler is a corporation duly incorporated, validly existing and in good standing under the laws of India. Each of the Panama Holding Companies has all requisite corporate power and authority to own and hold the Moduler Shares held by it. Moduler has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Neither of the Panama Holding Companies nor Moduler is required to be qualified or licensed to do business as a foreign corporation in any jurisdiction. Except solely for the ownership of the Moduler Shares by the Panama Holding Companies, neither of the Panama Holding Companies nor Moduler has any subsidiaries nor any interest as a shareholder, partner, or joint venturer in any corporation, partnership or other business entity.

      3.2 DIVIDENDS AND DISTRIBUTIONS. There has never been, and prior to the Closing there will not be (a) any declaration, setting aside or payment of a dividend or other distribution in respect of any of the Holding Company Stock or the Moduler Shares (except for the divestiture by Moduler prior to the Closing of the headstack manufacturing business), or (b) any direct or indirect redemption, purchase or other acquisition of any of the capital stock of either of the Panama Holding Companies or Moduler or any action constituting a constructive dividend to the shareholders of either of the Panama Holding Companies or Moduler.

      3.3  FINANCIAL STATEMENTS.

           (a) The audited balance sheet of Moduler (the "Balance Sheet") as of January 28, 1996 (the "Balance Sheet Date"), and the related audited statements of operation, stockholders' equity and cash flow for the one-year period then ended, are attached hereto as Schedule 3.3(a).

           (b) The financial statements referred to in subparagraph (a) above present fairly the financial position of Moduler as of the dates indicated and the results of operations for the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied. The Balance Sheet contains all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position of Moduler at the Balance Sheet Date.

      3.4 FINANCIAL CONDITION OF THE PANAMA HOLDING COMPANIES. Neither of the Panama Holding Companies has engaged in any transaction of any nature whatsoever nor incurred any liabilities or acquired any assets of any nature whatsoever, except solely the transactions pursuant to which the Panama Holding Companies acquired the Moduler Shares and except solely as incident to the passive ownership of the Moduler Shares. Neither of the Panama Holding Companies now has or at the Closing will have, nor has either of the Panama Holding Companies ever incurred, any liability or obligation of any nature, whether absolute, accrued, contingent or otherwise and except as otherwise set forth in Schedule 3.4.

      3.5 NO UNDISCLOSED LIABILITIES. As of the Balance Sheet Date, there was no liability or obligation of Moduler of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, is material to Moduler, other than liabilities and obligations reflected on the Balance Sheet and liabilities and obligations relating to contracts not yet required to be performed as of the Balance Sheet Date. Since the Balance Sheet Date, Moduler has not assumed or incurred any liabilities or obligations, except liabilities or obligations assumed or incurred in the ordinary course of business and consistent with prior practices.

      3.6 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date and except as disclosed in Schedule 3.6 or as otherwise consented to by an authorized officer of the Buyer, there has not occurred: (i) any material adverse change in Moduler's business or financial condition, results of operations, properties or assets; (ii) any damage, destruction or loss, which is not adequately covered by insurance, which could materially and adversely affect Moduler or its assets or properties; (iii) any adoption or material modification of any Employee Benefit Plan (as defined in Section 3.17(a)) made to, for or with any employees of Moduler; (iv) any increase in compensation payable or to become payable by Moduler to its employees, or increase in benefits under any Employee Benefit Plan, in each case other than increases made in the ordinary course of business and consistent with prior practice; (v) any sale or other disposition of any assets of Moduler, other than sales or dispositions made in the ordinary course of business and consistent with prior practice; (vi) any creation of a mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon any properties or assets of Moduler except in the ordinary course of business and consistent with prior practice; (vii) any material write-offs or write-downs of inventories or accounts receivable of Moduler; (viii) any material amendment, termination, waiver or cancellation of any substantial right relating to Moduler; (ix) any discharge or payment of any material obligation or liability of Moduler other than in the ordinary course of business and consistent with prior practice; (x) any material borrowings by Moduler; (xi) any capital expenditures or commitments by Moduler for any addition to property, plant or equipment; (xii) any material cancellation or waiver of any debts or any claims of Moduler except in the ordinary course of business and in accordance with prior practice, or (xiii) any agreement to take any action described in this Section 3.6. For purposes of this Agreement, only David T. Mitchell, W. Virginia Walker and Kenneth Wing shall constitute "authorized officers" of the Buyer. Since the Balance Sheet Date, Moduler's business has been conducted in the ordinary course including, without limitation, the payment of trade payables consistent with prior practices.

      3.7 TAXES. Except as set forth in Schedule 3.7, each of the Panama Holding Companies and Moduler has filed when due all federal, state, local and foreign tax returns required by applicable law to be filed by it and paid all amounts set forth thereon; there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, either of the Panama Holding Companies or Moduler in respect of any tax or assessment, nor is any claim for additional tax or assessment asserted or, to the Seller's knowledge, threatened by any such authority; all tax liabilities with respect to each of the Panama Holding Companies and Moduler (including, without limitation, national, local, foreign, and other income, franchise, capital stock, employee's income withholding, foreign pension withholding, social security, unemployment, disability, payroll, real property, personal property, sales, use, transfer, or other tax, plus any interest, penalties or other charges in respect of the foregoing) have been paid for all periods up to and including the Balance Sheet Date or have been accrued or reflected in the Balance Sheet or are disclosed accurately in Schedule 3.7 hereto; and all such tax liabilities shall, as of the Closing, be fully paid for all periods up to and including the Closing Date.

      3.8  LITIGATION.  Except as may be set forth and accurately described in
Schedule 3.8, there is no action, suit, proceeding or investigation pending or, to the Seller's knowledge, threatened against either of the Panama Holding Companies or Moduler, at law or in equity, before any national, local, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality; nor does the Seller know of any reasonably likely basis for any such action, suit, proceeding or investigation, the result of which could materially and adversely affect either of the Panama Holding Companies or Moduler or the transactions contemplated hereby; nor is there any judgment, decree, injunction, rule or order of any public body or governmental authority outstanding against either of the Panama Holding Companies or Moduler.

      3.9  CONSENTS, VIOLATIONS AND AUTHORIZATIONS.

           (a) Except as set forth in Schedule 3.9, neither of the Panama Holding Companies nor Moduler is a party to or bound by any mortgage, indenture, lien, deed of trust, lease, agreement, permit, concession, franchise, license, instrument, order, judgment or decree which would require the consent of another to the execution of this Agreement or the consummation of the transactions contemplated hereby.

           (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Charter Documents of either of the Panama Holding Companies or Moduler or (ii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, any mortgage, indenture, lease, instrument, permit, concession, franchise, license or other agreement which either of the Panama Holding Companies or Moduler or their respective properties or assets are parties to, beneficiaries of, or bound by, or violate any judgment, order, decree, statue, law, ordinance, rule or regulation applicable to either of the Panama Holding Companies or Moduler or their respective properties or assets.

      3.10 AGREEMENTS, CONTRACTS, COMMITMENTS AND LEASES. Except as set forth in Schedule 3.10 (which indicates the applicable paragraph below to which the disclosed agreement, contract, commitment or lease relates), Moduler is not a party to any written or oral:

           (a) agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, other than oral contracts of employment entered into in the ordinary course of business and terminable at any time by Moduler without any payment required to be made to any such employee or consultant by reason of such termination;

           (b) agreement, contract or commitment for the future purchase of, or payment for, supplies, products or services;

           (c) agreement, contract or commitment to sell or supply products or to perform services except for agreements, contracts or commitments with the Buyer;

           (d) agreement, contract or commitment not otherwise required to be listed on Schedule 3.10 and continuing over a period of more than six months from the date hereof or exceeding $25,000 in value;

           (e) distribution, dealer, representative or sales agency agreement, contract or commitment with any party other than the Buyer;

           (f) lease under which Moduler is either lessor or lessee of real or personal property;

           (g) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

           (h) agreement, contract or commitment for any capital expenditure or leasehold improvement not consented to by an authorized officer of the Buyer;

           (i) agreement, contract or commitment limiting or restraining Moduler or any successor thereto from engaging or competing in any manner or in any business, nor, to the Seller's knowledge, is any employee of Moduler subject to any such agreement, contract or commitment;

           (j) material agreement, contract or commitment not made in the ordinary course of business.

           The Seller has delivered to the Buyer true and complete copies of all agreements, contracts and commitments identified on Schedule 3.10.

           Each of the agreements, contracts, commitments and other instruments listed in Schedule 3.10, or not required to be listed because of the amount thereof, is valid and enforceable in accordance with its terms; Moduler is, and to Seller's knowledge all other parties thereto are, in compliance with the provisions thereof in all material respects; Moduler is not, and to the Seller's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such agreement, contract, commitment or other instrument, in the reasonable opinion of the Seller, contains any contractual requirement with which there is a reasonable likelihood that Moduler or any other party thereto will be unable to comply in all material respects.

      3.11 ASSETS.

           (a) All buildings, structures, facilities, equipment and other material items of tangible property and assets of Moduler are in good operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules, regulations and authorization relating to their construction, use and operation. No person other than Moduler owns any equipment or other tangible assets or property situated on the premises of Moduler or necessary to the operation of its business, except for leased items disclosed in Schedule 3.10, items owned or leased by the Buyer and provided for Moduler's use, and items of immaterial value.

           (b) Schedule 3.11 contains accurate lists and summary descriptions of all inventory, equipment, furniture, fixtures and leasehold improvements of Moduler as of the Balance Sheet Date, specifying such items as are owned and such as are leased and, with respect to the owned property, specifying its aggregate cost or original value and the net book value as of the Balance Sheet Date and, with respect to the leased property as to which Moduler is lessee, specifying the identity of the lessor, the rental rate and the unexpired term of the lease.

           (c) Moduler owns and has good and marketable title to, or has valid leasehold interests in, all of its assets and except (i) as disclosed on the Balance Sheet or in Schedule 3.9, and (ii) for liens for the payment of national and local taxes not yet due or payable, all such assets (including without limitation all leasehold interests included in such assets) are free and clear of any conditions or restrictions on transfer or assignment and of any liens, pledges, charges, encumbrances, claims, security interests, easements, covenants or restrictions which could to any material extent interfere with the present use of such properties or assets or impair the operations of Moduler's business.

      3.12 INVENTORY. All inventory of Moduler, including without limitation raw materials, work in process and finished goods, reflected on the Balance Sheet or acquired since the date thereof was acquired and has been maintained in the ordinary course of business; is of good and merchantable quality; consists substantially of a quality, quantity and condition useable, leasable or saleable in the ordinary course of business; is valued at reasonable amounts based on the ordinary course of business and consistent with past practice; and is not subject to any write-down or write-off. Moduler is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers.

      3.13 ACCOUNTS RECEIVABLE. Except with respect to accounts receivable owed by the Buyer: all of the accounts receivable of Moduler which are reflected on the Balance Sheet and all accounts receivable of Moduler which have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since the Balance Sheet Date) are valid and enforceable claims; the goods and services sold and delivered which gave rise to such accounts were sold and delivered in conformity in all material respects with the applicable purchase orders, agreements and specifications; there are no material rights of set-off or claims against such accounts receivable possessed by the account debtors of Moduler; and such accounts receivable are collectible within 90 days after billing at the full recorded amount thereof less the recorded allowance for collection losses. The allowance for collection losses reflected on the Balance Sheet is adequate.

      3.14 PROPRIETARY PROPERTY. Moduler owns, free and clear of all liens, claims, charges or encumbrances, all patents, trademarks, trade names, service marks, copyrights, software, trade secrets or know-how used in or necessary for the conduct of its business (collectively, "Proprietary Property"). Schedule
3.14 contains a list of all Proprietary Property which Moduler has registered, or otherwise by filing with governmental agencies sought to protect or preserve its right to use, under federal, state or foreign law. Schedule 3.14 also contains a list of all licenses or other agreements pursuant to which Moduler has obtained or licensed rights to any Proprietary Property. Moduler does not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another, and Moduler has not received any notice of any claim of such infringement or any solicitation or similar request that Moduler enter into a license or similar agreement in respect of any such patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. No present or former employee of Moduler and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which Moduler owns, possesses or uses in the operations of its business as now or heretofore conducted.

      3.15 INSURANCE. Moduler maintains policies of property, fire, public liability, worker's compensation and other forms of insurance covering its assets, operations and employees to the extent, and with coverage amounts, customary in its business. All such insurance policies are in full force and effect and all premiums with respect thereto covering all periods up to and including the date of the Closing have been or will be paid. Moduler has not been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years.

      3.16 COMPLIANCE WITH LAW. Moduler (i) is not in violation of any national or local laws, ordinances, regulations and orders, including without limitation any applicable building, zoning, health, sanitation, safety, labor relations or similar laws, ordinances, regulations or orders, except for possible violations which in the aggregate do not have a material adverse effect on the financial condition or results of operations of Moduler, (ii) has not received any complaint from any governmental authority and, to the Seller's knowledge, none is threatened alleging that Moduler has violated any such law, ordinance, regulation or order, and (iii) has not received any notice from any governmental authority of any pending proceeding to take all or any part of Moduler's real properties (whether leased or owned) by condemnation or right of eminent domain and, to Seller's knowledge, no such proceeding is threatened. Moduler owns and possesses all licenses, permits and other authorizations required by law.

      3.17 EMPLOYEE BENEFIT PLANS.

           (a) Schedule 3.17 contains a complete list of all employee benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by Moduler, and complete copies of all such plans have been provided to Buyer.
For the purposes hereof, the term "Employee Benefit Plan" includes any plan, fund, program, policy, arrangement, practice, custom or understanding providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. Each plan providing benefits which are funded through a policy of insurance is indicated by the word "insured" placed by the listing of such plan in Schedule 3.17. The Seller has furnished to the Buyer complete and correct copies of each material Employee Benefit Plan.

           (b) Moduler has timely made all contributions which it was required to make for each Employee Benefit Plan under the terms of such plan and applicable law, and all benefit payments due and payable to plan participants under each Employee Benefit Plan have been made or are being appropriately processed. As of the Balance Sheet Date, Moduler had no material liability under any such Employee Benefit Plan which was not reflected on the Balance Sheet or in the notes thereto.

      3.18 EMPLOYEES AND LABOR CONTRACTS.

           (a) Schedule 3.18 sets forth the names and titles of, and current annual base salary or hourly rates for, all employees of Moduler, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the past or current fiscal year or payable to each such person in the future, the bonuses accrued for each such person, and the vacation and severance benefits to which each such person is entitled.

           (b) Moduler is not a party to any collective bargaining agreement or other labor contract. The Seller knows of no activity or proceedings of any labor union (or representatives thereof) to organize any employees of Moduler, or of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any of such employees. During the one-year period preceding the date hereof, there have been no significant labor troubles involving employees of Moduler nor are there any current union representation questions involving such employees.

      3.19 FEES, COMMISSIONS AND EXPENSES. Neither the Seller, the Panama Holding Companies nor Moduler is liable for or obligated to pay any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

      3.20 ENVIRONMENTAL LAWS AND REGULATIONS. Schedule 3.20 discloses all information relating to the following items: (a) the nature and quantities of any Hazardous Materials (as defined below) released, used, manufactured, handled, stored, treated, discharged, buried, generated, transported or disposed of by Moduler during the past six years, together with a description of the location of each such activity; (b) a summary of the nature and quantities of any Hazardous Materials that have been released, placed, used, manufactured, handled, generated, stored, treated, discharged, buried or disposed on, under or about any site or facility owned or operated presently or at any previous time by Moduler (a "Site"); (c) copies of all environmental audits or other studies or reports prepared by third parties to assess Hazardous Material risks at any Site; (d) all communications and agreements with any governmental authority or agency (national or local) or any private entity or individual, including, but not limited to, any prior owners of any Site, relating in any way to the presence, release, threat of release, placement on, under or about any Site, or the use, manufacture, handling, generation, storage, treatment, discharge, burial or disposal on, under or about any Site, or the transportation to or from any Site, of any Hazardous Materials. Moduler is in compliance with all, and has no liability under, applicable national and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. Except as disclosed on Schedule 3.20, (a) there are no underground or other storage tanks containing Hazardous Materials at any Site, (b) Moduler has not been alleged to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three years, and (c) there are no facts or circumstances which Moduler reasonably expects could form the basis for the assertion of any Claim (as defined below) against Moduler relating to environmental matters including, but not limited to, any Claim arising from past or present environmental practices asserted under any Environmental Laws (as defined below), which may have a Material Adverse Effect.

      For purposes of this Section 3.20, the following terms shall have the following meanings:

      (A) "Hazardous Materials" shall mean asbestos, petroleum products, underground tanks of any type and all other materials now or hereafter defined as "hazardous substances," "hazardous wastes," "toxic substances" or "solid wastes," or otherwise now or hereafter listed or regulated pursuant to any national or local statute, regulation, ordinance, order, decree, or any other law, common law theory or reported decision of any state or federal court, as now or at any time hereafter in effect, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material (collectively, the "Environmental Laws").

      (B) "Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expense incurred, assessed or sustained by or against Moduler or any of its subsidiaries.

      3.21 PRODUCT WARRANTIES. There are no product warranty claims nor express warranties applicable to products sold by Moduler except the express warranties which are set forth in Schedule 3.21. The reserve for warranty claims reflected on the Balance Sheet is adequate. Moduler has furnished no other warranties or guarantees in connection with the products produced or manufactured by it and no claims for breach of product warranty to customers, whether or not attributable to Moduler's form of warranty, relating to the products and services manufactured or provided by Moduler, have been filed against Moduler and remain pending except as set forth on Schedule 3.21. Except as set forth in Schedule 3.21, to Seller's knowledge no events have occurred since the Balance Sheet Date or facts exist as of the date hereof which would result in a material increase in product warranty expenses or claims.

      3.22 TRANSACTIONS WITH AFFILIATES. No shareholder, director, officer or employee of the Seller, the Panama Holding Companies or Moduler, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a five percent or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any material contract, agreement or understanding, business arrangement or relationship with Moduler, except as disclosed in Schedule 3.22.

      3.23 CONDITIONS AFFECTING MODULER. There is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, computer software, data bases, personnel, vendors, suppliers, operations, assets or prospects of Moduler which are known to Moduler or Seller which would materially adversely affect the business, operations or prospects of Moduler, other than such conditions as may affect as a whole the economy generally. Moduler has used its best efforts to keep available to Moduler after the Closing the services of the employees, agents, customers and suppliers of Moduler. Neither Moduler nor the Seller has any reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

      3.24 ACQUISITION FOR INVESTMENT. The Seller will acquire and receive the JTS Shares, the JTS Warrant, and any and all JTS Common Stock issuable upon conversion of the JTS Shares or upon exercise of the JTS Warrant, in each case for its own account for investment only, and not with a view toward any resale or distribution thereof. The Seller agrees that the

JTS Shares, the JTS Warrant and all such JTS Common Stock shall not be transferable except in full compliance with the provisions of all applicable laws, including without limitation the U.S. Securities Act of 1933, as amended, and that each certificate representing such securities shall bear a legend to ensure compliance with the foregoing.

      3.25 FULL DISCLOSURE. No representation or warranty by the Seller in this Article III or in any other Article of this Agreement or any schedule, exhibit, certificate or other document furnished or to be furnished by the Seller to the Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein not misleading.

      Buyer acknowledges that Buyer has conducted the day to day operations of the disk drive manufacturing operations of Moduler since February 3, 1995 (the "Known Operations"), and has gained substantial information regarding such operations of Moduler. To the extent that any of the foregoing representations and warranties cover or are affected by the Known Operations, such representations and warranties are made to the knowledge of Seller. In respect of any statements made in this Article III to the knowledge or best knowledge of Seller, there shall not be attributed to Seller any knowledge regarding such operations of Moduler that is gained by Buyer as a result of its conducting the Known Operations. Further, no representation or warranty is made by Seller in this Article III as to any act, or failure to act, by Moduler which occurred under the direction of Buyer and which would otherwise constitute a violation of this Article III.


                                   ARTICLE IV
                              REPRESENTATIONS AND
                            WARRANTIES OF THE BUYER

      The Buyer represents and warrants to and agrees with the Seller as follows:

      4.1 DUE AUTHORIZATION AND EXECUTION. The Buyer has the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Buyer has duly authorized and approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement and the consummation of such transactions. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming due execution and delivery by the Seller, constitutes a valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

      4.2 ORGANIZATION AND CAPITALIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The authorized capital stock of the Buyer consists of 90,000,000 shares of common stock, $0.000001 par value of which 9,283,916 shares are issued and outstanding, and 70,000,000 shares of Preferred Stock, $0.000001 par value, all of which have been designated "Series A Preferred Stock," of which 27,784,697 shares are issued and outstanding.
Schedule 4.2 hereto contains a list of all outstanding options, warrants, agreements, conversion privileges and other rights to purchase any of the Buyer's authorized and unissued capital stock. The Buyer has full legal right, power and authority to issue, sell, and deliver the JTS Shares and the JTS Warrant to the Seller in accordance with the terms and subject to the conditions of this Agreement. The delivery to the Seller of the JTS Shares and the JTS Warrant pursuant to this Agreement will transfer to the Seller valid title thereto free and clear of any and all liens and adverse claims. The JTS Shares, and all JTS Common Stock issuable upon conversion of the JTS Shares or upon exercise of the JTS Warrant will be, upon issuance in accordance with the terms thereof (and, in the case of the exercise of the JTS Warrant, upon payment of the exercise price therefor), duly and validly issued, fully paid and nonassessable.

      4.3 FINANCIAL INFORMATION. Attached as Schedule 4.3 is the consolidated audited balance sheet of the Buyer and its subsidiaries at January 28, 1996 and the related audited statement of operations for the one-year period then ended. Such financial statements (a) are in accordance with the books and records of the Buyer, (b) present fairly the financial condition of the Buyer at such date and the results of its operations for the period therein specified, and (c) have been prepared in accordance with generally accepted accounting principles. Specifically, but not by way of limitation, and except with respect to (i) liabilities incurred in the ordinary course of the business of the Buyer subsequent to January 28, 1996 and (ii) obligations incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the financial statements, such balance sheet discloses all of the debts, liabilities and obligations of the Buyer of any nature (whether absolute, accrued, contingent (including guarantees of indebtedness) or otherwise, and whether due or to become due) to the extent required by generally accepted accounting principles and includes appropriate reserves, to the extent required by generally accepted accounting principles, for all taxes and other liabilities accrued or due at such date but not then payable. At all times up to and including the Closing, there has not been any event or condition of any character which has adversely affected the business of the Buyer in a material manner, other than continuing operating losses incurred in the ordinary course of business, including but not limited to any material change in, or condition affecting, the condition or prospects (financial or otherwise) of, or rights or obligations respecting, the properties, assets, liabilities, business or operations of the Buyer other than changes, events or conditions, in the ordinary course of its business.

      4.4  CONSENTS, VIOLATIONS AND AUTHORIZATIONS.

           (a) The Buyer is not a party to or bound by any mortgage, indenture, lien, deed of trust, lease, agreement, permit, concession, franchise, license, instrument, order, judgment or decree which would require the consent of another to the execution of this Agreement or the transactions contemplated hereby.

           (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the

Charter Documents of the Buyer or (ii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or any default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, any mortgage, indenture, lease, instrument, permit, concession, franchise, license or other agreement which the Buyer or its properties or assets are parties to, beneficiaries of, or bound by, or violate any judgment, order, decree, statue, law, ordinance, rule or regulation applicable to the Buyer or its properties or assets, other than such conflicts, violations or defaults or possible modifications, terminations, cancellations or accelerations which individually or in the aggregate do not and will not have a material adverse effect on the Buyer.

           (c) No authorization, consent or approval of, or filing with, any public body or governmental authority is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement.

      4.5 FEES, COMMISSIONS AND EXPENSES. The Buyer has not paid and is not required to pay any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

      4.6 PURCHASE FOR INVESTMENT. The Buyer will acquire the Holding Company Stock for its own account for investment only, and not with a view toward any resale or distribution thereof.

      4.7 SHAREHOLDER AGREEMENTS. Attached hereto as Schedule 4.7 is a list of all agreements between Buyer and one or more of its shareholders relating to voting agreements, co-sale rights, rights of first refusal, registration rights or other similar matters relating to the ownership, transfer and voting of capital stock of Buyer. Buyer has delivered true and complete copies of its certificate of incorporation and bylaws and of all such agreements to Seller.

      4.8  FULL DISCLOSURE.  No representation or warranty of the Buyer in this
Article IV or in any other Article of this Agreement or any schedule, exhibit, certificate or other document furnished or to be furnished by the Buyer to the Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein not misleading.

      4.9 KNOWN OPERATIONS. Buyer represents that, to the best of Buyer's knowledge, Seller's representations in Article III as they relate to the Known Operations are correct in all material respects.

                                   ARTICLE V
                      CONDUCT OF BUSINESS PENDING CLOSING

      From the date of this Agreement until the Closing, the Seller covenants that, except as otherwise consented to in writing by the Buyer (which consent shall not be unreasonably withheld), it shall cause to be satisfied the following:

      5.1 ORDINARY COURSE. Moduler shall carry on its business in the ordinary course in substantially the same manner as heretofore conducted.

      5.2 NO ACQUISITIONS. Moduler shall not acquire or agree to acquire a substantial portion of the assets of any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material in the aggregate to its business.

      5.3 NO DISPOSITIONS. Moduler shall not sell, lease or otherwise dispose of any its assets except in the ordinary course of business consistent with prior practice.

      5.4 EMPLOYEES. Moduler shall not grant any material increase in the compensation payable to any of its employees or any material benefit increase in any Employee Benefit Plan, except for increases made in the ordinary course of business consistent with prior practice.

      5.5 MORTGAGES, LIENS AND OTHER ENCUMBRANCES. Moduler shall not create, assume or incur any mortgage, lien, pledge or other encumbrance of any kind other than immaterial mortgages, liens, pledges or other encumbrances incurred in the ordinary course of business consistent with prior practice.

      5.6 WAIVER OF RIGHTS. Moduler shall not amend, terminate or waive any right of substantial value.

      5.7 MATERIAL AGREEMENTS. Moduler shall not enter into any lease for property or equipment or any agreement, except in the ordinary course of business consistent with prior practice.

      5.8 CAPITAL EXPENDITURES. Moduler shall not make or commit to any capital expenditures or commitments without the approval of an authorized officer of the Buyer.

      5.9 DISTRIBUTIONS. Neither Moduler nor either of the Panama Holding Companies shall declare or pay any dividend or other distribution to its shareholders.

      5.10 NO STOCK ISSUANCES. Neither Moduler nor either of the Panama Holding Companies shall issue, or agree to issue, any shares of its capital stock or any rights, options, warrants, subscription rights, conversion rights or other agreements or commitments for the purchase or acquisition of any shares of its capital stock.

      5.11 NO CHARTER AMENDMENTS. Neither Moduler nor either of the Panama Holding Companies shall amend its Charter Documents.

      5.12 AGREEMENTS. Neither Moduler nor either of the Panama Holding Companies shall commit or agree, whether in writing or otherwise, to take any action prohibited by this Article V.

      5.13 ACTIONS TAKEN AT THE DIRECTION OF BUYER. No action taken by Moduler under the direction of Buyer shall constitute a violation of any provision of this Article V.


                                   ARTICLE VI
                         CONDITIONS TO THE OBLIGATIONS
                                  OF THE BUYER

      The obligations of the Buyer hereunder are subject to fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Buyer but only in writing):

      6.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. All representations and warranties of the Seller contained in this Agreement shall be true and correct as of the date made and, except insofar as such representations and warranties are specifically made as of an earlier stated date or period of time, shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing; the Seller shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement.

      6.2 OPINION OF COUNSEL FOR THE SELLER. The Buyer shall have received one or more opinions of counsel for the Seller reasonably acceptable to the Buyer, in form and substance reasonably satisfactory to the Buyer, dated as of the Closing covering the matters set forth in Exhibit B.

      6.3 ABSENCE OF LITIGATION OR INVESTIGATION. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

      6.4 REQUISITE APPROVALS. All permits or authorizations as may be required by any regulatory authority having jurisdiction over the parties, Moduler, the subject matter hereof or actions herein proposed to be taken shall have been obtained and all consents contemplated by Schedule 3.9 shall have been obtained.

      6.5 DELIVERY OF DOCUMENTS. The documents described in Section 10.2 of this Agreement shall have been delivered.

                                  ARTICLE VII
                        CONDITIONS TO THE OBLIGATIONS OF
                                   THE SELLER

      The obligations of the Seller hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Seller, but only in writing):

      7.1 REPRESENTATIONS AND WARRANTIES OF THE BUYER. All representations and warranties of the Buyer contained in this Agreement shall be true and correct as of the date made and shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing; the Buyer shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed and satisfied by it at or prior to the Closing.

      7.2 OPINION OF COUNSEL FOR THE BUYER. The Seller shall have received from Cooley Godward Castro Huddleson & Tatum, counsel for the Buyer, an opinion in form and substance reasonably satisfactory to the Seller dated as of the Closing covering the matters set forth in Exhibit C.

      7.3 ABSENCE OF LITIGATION OR INVESTIGATION. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

      7.4 REQUISITE APPROVALS. All permits or authorizations as may be required by any regulatory authority having jurisdiction over the parties, the subject matter hereof or the actions herein proposed to be taken shall have been obtained.

      7.5 DELIVERY OF DOCUMENTS. The documents described in Section 10.2 of this Agreement shall have been delivered.

      7.6 REGISTRATION RIGHTS. The Seller shall be added as a "Holder" to Buyer's Registration Rights Agreement as then amended and in effect in an amendment reasonably satisfactory to Seller.


                                  ARTICLE VIII
                           SURVIVAL; INDEMNIFICATION

      8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND RELATED AGREEMENTS. The representations and warranties contained in Articles II, III and IV of this Agreement shall survive the Closing hereunder and shall continue in effect notwithstanding any investigation by or on behalf of the Buyer or the Seller.

      8.2  GENERAL INDEMNIFICATION.

           (a) The Seller shall indemnify and hold harmless the Buyer from and against, and shall reimburse Buyer on demand for, any claim, loss, liability, damage or expense (including attorneys' fees and costs of appeals), resulting from any breach of any representation, warranty, agreement or covenant on the part of the Seller under or pursuant to this Agreement.

           (b) The Buyer shall indemnify and hold harmless the Seller from and against, and shall reimburse Seller on demand for, any claim, loss, liability, damage or expense (including attorneys' fees and costs of appeals) resulting from any breach of any representation, warranty, agreement or covenant on the part of the Buyer under or pursuant to this Agreement.

           (c) If a third party asserts a claim against any indemnified party for which indemnification would be available under this Section 8.2 hereof (a "Claim"), the indemnified party shall promptly give notice of such Claim, describing such Claim with reasonable specificity, to the indemnifying party; provided, however, that the failure to give such notice shall not affect the right of the indemnified party to indemnification hereunder except to the extent that such failure prejudices the ability of the indemnifying party to defend any Claim or take any other remedial action. The indemnifying party shall be entitled to assume the defense of such Claim, including the employment of counsel reasonably satisfactory to the indemnified party; provided, however, that in the event that the indemnified party reasonably determines in good faith that its interests with respect to such Claim cannot appropriately be represented by the indemnifying party, such indemnified party shall have the right to assume control of the defense of such Claim and to have its expenses reimbursed promptly with respect to such Claim. In addition, in the event that such indemnifying party, within a reasonable time after notice of any such Claim, fails to defend any indemnified party, such indemnified party will (upon further notice to such indemnifying party) have the right to undertake its defense of such Claim for the account of such indemnifying party and to have its expenses reimbursed promptly with respect to such Claim. Regardless of which party is controlling the defense of any Claim, (i) both the indemnifying party and the indemnified party shall act in good faith and (ii) no settlement of such Claim may be agreed to without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim, and timely notices of any hearing or other court proceeding relating to such Claim.

      8.3 LIMITATIONS. Except for claims for violations of the representations and warranties contained in Sections 2.1, 2.2, 2.3, 4.1 and 4.2, no claim for indemnification for breach of a representation or warranty contained herein may be made after March 31, 1997.

      8.4 ESCROW AGREEMENT. Indemnification under Section 8.2(a) above shall be satisfied pursuant to the terms of the Escrow Agreement in the form attached hereto as Exhibit D.

                                   ARTICLE IX
                      ADDITIONAL COVENANTS OF THE PARTIES

      9.1 NONCOMPETITION. By executing a counterpart of this Agreement, the Buyer agrees that for a period of five years following the Closing Date, neither it nor any of its affiliates will, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise as more than a 5% owner in such business, where such business is competitive with the headstack manufacturing business which has been divested by Moduler prior to the Closing and which may during such five-year period be engaged in by M. L. Tandon, an individual, or any affiliate of M. L. Tandon, provided, however, that Buyer shall be permitted to manufacture headstacks for its own internal requirements. The noncompetition covenant contained in the foregoing sentence shall be limited to the country of India. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that M. L. Tandon or any of his affiliates, shall, in addition to any other relief available to it or them, be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this paragraph should ever be deemed to exceed the limitation provided by applicable law, then the parties hereby agree that such provisions shall be reformed to set forth the maximum limitations permitted.

      9.2 ACCESS BY BUYER AND AGENTS. The Seller agrees that the Buyer, and its designated representatives, attorneys and auditors or agents, shall have reasonable access to the books of account, financial and corporate records, contracts, leases, tax returns, properties and other assets of the Panama Holding Companies and Moduler and to make copies of such corporate records, reports and other documents as they may request at any reasonable time during regular business hours prior to the Closing, and the Seller agrees to use its efforts to cooperate with such persons in conducting such examination. The Seller will cause officers, employees and accountants of the Panama Holding Companies and Moduler, as the case may be, to furnish such additional financial and operating data and other information as Buyer may from time to time reasonably request.

      9.3 AVAILABILITY OF RECORDS TO THE SELLER. The Buyer shall make available to the Seller such documents, books, records or information relating to the Panama Holding Companies and Moduler as the Seller may reasonably require after the Closing in connection with any tax determination, defense of any claim against the Seller relating to the conduct of the business of the Panama Holding Companies and Moduler prior to the Closing or any governmental investigation of the Panama Holding Companies or Moduler. The Buyer agrees not to destroy any files or records which are subject to this Section 9.3 without giving reasonable notice to the Seller, and within 15 business days of receipt of such notice, the Buyer may cause to be delivered to Seller the records intended to be destroyed, at the Seller's expense.

                                   ARTICLE X
                                    CLOSING

      10.1 CLOSING. Unless this Agreement shall have been terminated pursuant to the provisions of Article XI hereof, the closing (the "Closing") will be held at the offices of the Buyer at 166 Baypointe Parkway, San Jose, California 95134 on April 4, 1996 (the "Scheduled Closing Date"); provided, however, that if any of the conditions provided for in Articles VI and VII shall not have been met or waived by the Scheduled Closing Date, then the Closing shall occur within three business days after such condition has been met or waived. The date on which the Closing shall occur is sometimes referred to herein as the "Closing Date."

      10.2 DELIVERIES AT CLOSING. At the Closing, the Seller will deliver to Buyer (i) certificates representing the Holding Company Stock, duly endorsed in blank (or accompanied by stock powers duly executed in blank) by the Seller;
(ii) executed copies of the consents referred to in Section 3.9 hereof; (iii) the opinion of counsel referred to in Section 6.2 hereof; (iv) the Corporate Records; (v) such written resignations, effective as of the Closing Date, of such of the directors and officers of the Panama Holding Companies as the Buyer may specify in writing to the Seller at least five business days prior to the Closing Date; (vi) such documents and instruments as are necessary to enable the Buyer to re-designate, effective as of the Closing, the individuals having signature or other withdrawal authority with respect to the bank and savings accounts and safety deposit boxes of the Panama Holding Companies; and (vii) such other previously undelivered documents required to be delivered by the Seller to the Buyer at or prior to the Closing in connection with the transactions contemplated by this Agreement. At the Closing, there will be delivered to the Seller by Buyer, (i) a certificate representing the JTS Shares, and the JTS Warrant, as referred to in Section 1.2 hereof; (ii) the opinion of counsel referred to in Section 7.2; and (iii) all previously undelivered documents required to be delivered by Buyer to the Seller at or prior to the Closing.


                                   ARTICLE XI
                                  TERMINATION

      11.1 TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned prior to the Closing Date only (a) by the mutual consent of the Seller and the Buyer; (b) by the Seller if events occur (other than events caused by the Seller) which render impossible the satisfaction of one or more of the conditions set forth in Article VII; (c) by the Buyer if events occur (other than events caused by the Buyer) which render impossible the satisfaction of one or more of the conditions set forth in
Article VI; or (d) by Seller or Buyer if the Closing has not occurred on or prior to June 30, 1996.

      11.2 PROCEDURE UPON TERMINATION. In the event of the termination of this Agreement by either party as provided in clauses (b) or (c) of Section 11.1, written notice thereof shall forthwith be given to the other party to this Agreement, this Agreement shall terminate and be abandoned without further action by the Seller or the Buyer, and there shall be no liability or obligation on the part of either Seller or Buyer; provided, however, that if such termination was the result of the representations and warranties of a party being materially incorrect when made or the material breach by such party of a covenant hereunder, then the party whose representations and warranties were incorrect or who breached such covenant shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement.


                                  ARTICLE XII
                               GENERAL PROVISIONS

      12.1 EXPENSES. Except as otherwise provided in this Agreement, all expenses incurred pursuant to this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expense; provided, however, that Buyer agrees to reimburse Seller up to $30,000 to cover legal fees and expenses incurred in connection with the negotiation and completion of this Agreement.

      12.2 CERTAIN FILINGS AND CONSENTS. The Seller and the Buyer will use their respective best efforts to comply with all legal requirements which may be imposed on them with respect to the transactions contemplated by this Agreement. The Seller and the Buyer will use their respective best efforts to obtain (and to cooperate with any other party in obtaining) any consent, authorization, order or approval of, or exemption by, any regulatory authority, or third party, required to be obtained in connection with the transactions contemplated by this Agreement.

      12.3 FURTHER ASSURANCES. Each party hereto agrees to use such party's best efforts to cause the conditions to such party's obligations herein set forth to be satisfied at or prior to the Closing insofar as such matters are within its control. Each of the parties agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence its rights hereunder. All parties will use their best efforts to complete all transactions contemplated by this Agreement as promptly as practicable.

      12.4 NOTICES. Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery or as of three business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid, addressed as follows:

      If to                 Lunenburg S.A.
      the Seller:           2125-B Madera Road
                            Simi Valley, CA 93065
                            Attn:  Jawahar L. Tandon

      With a copy to:       Howard Rice et. al.
                            Three Embarcadero Center
                            Seventh Floor
                            San Francisco, CA  94111
                            Attn:  Daniel J. Winnike, Esq.

      If to                 JT Storage, Inc.
      the Buyer:            166 Baypointe Parkway
                            San Jose, CA 95134
                            Attn:  W. Virginia Walker

      With a copy to:       Cooley Godward Castro Huddleson & Tatum
                            Five Palo Alto Square
                            3000 El Camino Real
                            Palo Alto, CA  94306
                            Attn:  Andrei M. Manoliu, Esq.

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 12.4. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given.

      12.5 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their successors and assigns. Except as expressly provided herein, this Agreement shall not inure to the benefit of any persons or entities not a party hereto.

      12.6 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto (which are all incorporated herein by this reference), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection herewith.

      12.7 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

      12.8 WAIVER OF COMPLIANCE. The failure by any party hereto to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the party or parties hereto adversely affected by such failure, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      12.9 GENDER; NUMBER. Except where the context otherwise requires, words used in the masculine gender include the feminine and neuter; the singular number includes the plural, and the plural the singular; and the word "person" includes a corporation or other entity or association as well as a natural person.

      12.10 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California, U.S.A.

      12.11 ARBITRATION OF DISPUTES. In the event of any dispute or difference of opinion in regard to the interpretation of any matter covered in this Agreement, the parties hereto shall seek to amicably settle the dispute through conciliation or mediation of a nominated party. If such mediation or conciliation fails, the dispute shall be referred to arbitration. The arbitration proceedings shall be carried out in such location, and shall be subject to the applicable arbitration rules and regulations of such location, as the parties may mutually agree upon; provided, however, that if the parties are unable to agree upon the location, rules and regulations for such arbitration, such arbitration shall be conducted in Geneva, Switzerland, under the arbitration laws, rules and regulations of the International Chamber of Commerce. The award or judgment arising under the arbitration shall be final and binding on all parties, and judgment upon the award or judgment resulting from such arbitration may be entered into by any court having jurisdiction over the parties. The fees and expenses of the arbitration shall be shared ratably by the parties.

      12.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                         LUNENBURG S.A.


                         By:   /s/ J. L. Tandon
                               ------------------------------------

                         Name: J. L. Tandon
                               ------------------------------------

                         Title: President
                               ------------------------------------

                         JT STORAGE, INC.


                         By:   /s/ D. T. Mitchell
                               ------------------------------------

                         Name: David T. Mitchell
                               ------------------------------------

                         Title: Chief Executive Officer
                               ------------------------------------